Exhibit 99.1

Vishay Intertechnology, Inc.  Announces Conversion Period
for 2.25% Convertible Senior Notes due 2030

MALVERN, Pa., July 6, 2026 - Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today notified holders of its 2.25% convertible senior notes due 2030 (the "Notes") that the Notes are convertible, at the option of the holders (the "Conversion Option"), beginning July 5, 2026 and ending at the close of business on October 3, 2026.  The Notes are convertible into cash, up to the aggregate principal amount of the Notes, and in cash, shares of the Company's common stock or a combination thereof, at the Company's election, in respect of the remainder, if any, of the Company's conversion obligation in excess of the aggregate principal amount of the Notes being converted.  Any determination regarding the convertibility of the Notes during future periods will be made in accordance with the terms of the Indenture governing the Notes.

The Notes became convertible as a result of the last reported sale price of shares of the Company's common stock, for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days (including the last trading day of such period) ending on, and including, the last trading day of the fiscal quarter ended July 4, 2026, was greater than 130% of the conversion price in effect on each applicable trading day.

The Notes are convertible at a conversion rate of 33.1609 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $30.16 per share of common stock.

The Company has issued a notice to holders with respect to the Conversion Option specifying the applicable terms, conditions and procedures.  The notice is available through HSBC Bank USA, National Association or by requesting a copy from HSBC Bank USA, National Association, which is serving as the conversion agent, at:

HSBC Bank USA, National Association
Attention: CTLANY Client Service Delivery Team / Vishay Intertechnology, Inc.
66 Hudson Blvd East, 545W9
New York, NY 10001

None of the Company, its Board of Directors or its employees has made or is making any representation or recommendation to any holder as to whether to exercise or refrain from exercising the Conversion Option.

This press release is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and healthcare markets. Serving customers worldwide, Vishay is The DNA of tech.® Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.vishay.com.
Forward-Looking Statements
Statements contained herein that relate to the Company's future cash dividends on its common stock and Class B common stock are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as “to be,” "will be," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand due to political, economic, and health instability and military conflicts and hostilities; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; volatility in prices for metals and materials; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech® is a trademark of Vishay Intertechnology.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Development
+1-610-644-1300